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                                                                  March 26, 1999

INTERLINQ Software Corporation
11980 N.E. 24th Street
Bellevue, Washington 98005

Ladies and Gentlemen:

I hereby consent to being named as expected to become a director of INTERLINQ Software Corporation (the "Company") in the Registration Statement on Form S-4, as amended, filed by the Company with the Securities and Exchange Commission.

                                        Sincerely,

                                        /s/  J. D. DELAFIELD
                                        -----------------------------
                                        J. D. Delafield